Exhibit 99.1

WisdomTree Names Smita Conjeevaram as Chair of the Board

New York, NY – (Business Wire) – January 24, 2025 – WisdomTree, Inc. (NYSE: WT), a global financial innovator, announced today that its Board of Directors has appointed Smita Conjeevaram as Chair of the Board, effective January 23, 2025. She succeeds Win Neuger, who will continue to serve on the Board and as a member of the Compensation Committee.

“I’m proud of all that WisdomTree has achieved during my tenure as Board Chair and since joining the Board in 2013, including approximately 300% of both revenue growth and assets under management (AUM) growth since 2013,” said Neuger. “Smita has been an invaluable contributor since joining the Board in 2021, bringing exceptional leadership and expertise. I am thrilled she will lead the Board as its next Chair.”

“Smita’s guidance has been instrumental, and we are excited to have her step into this key role,” said Jonathan Steinberg, WisdomTree founder and CEO. “I am deeply grateful to Win for his outstanding leadership and ongoing contributions. He has led us through both good times and difficult times and played a pivotal role in refreshing the Board, adding six highly qualified directors, including Smita, who have strengthened our ability to support WisdomTree’s vision.”

“I am honored to serve as WisdomTree’s Chair during this exciting chapter,” said Conjeevaram. “Working alongside Win over the past four years, I have gained deep respect for his leadership and integrity. I am excited by WisdomTree’s vision and look forward to supporting WisdomTree’s continued growth.”

About Smita Conjeevaram

Smita retired in 2013 after a 19-year career in the global investment and hedge fund industry. Her most recent position was as the Chief Financial Officer – Credit Hedge Funds and Deputy Chief Financial Officer – Credit Funds for Fortress Investment Group LLC, a global investment firm, where she served from 2010 to 2013. Prior to that, she served as the Chief Financial Officer of Everquest Financial LLC, a specialty finance company, from 2006 to 2009, and Strategic Value Partners LLC, a leading global investment firm, from 2004 to 2005. Smita began her career as a tax specialist at two Big-4 public accounting firms and is a Certified Public Accountant. In January 2021, she joined the Board of Directors of McGrath RentCorp (NASDAQ: MGRC), a diversified business-to-business rental company, and SkyWest, Inc. (NASDAQ: SKYW), an aircraft leasing company. She also has served as a director of SS&C Technologies Holdings, Inc. (NASDAQ: SSNC), an investment and financial management software and service provider for the global financial services industry, since November 2015. Smita received her B.S. in Accounting and Business Administration from Butler University and a B.A. in Economics from Ethiraj College, Madras, India.

About WisdomTree

WisdomTree is a global financial innovator, offering a well-diversified suite of exchange-traded products (ETPs), models, solutions and products leveraging blockchain technology. We empower investors and consumers to shape their future and support financial professionals to better serve their clients and grow their businesses. WisdomTree is leveraging the latest financial infrastructure to create products that provide access, transparency and an enhanced user experience. Building on our heritage of innovation, we are also developing and have launched next-generation digital products, services and structures, including digital or blockchain-enabled mutual funds and tokenized assets, as well as our blockchain-native digital wallet, WisdomTree Prime® and institutional platform, WisdomTree Connect™.*

*The WisdomTree Prime digital wallet and digital asset services and WisdomTree Connect institutional platform are made available through WisdomTree Digital Movement, Inc., a federally registered money services business, state-licensed money transmitter and financial technology company (NMLS ID: 2372500) or WisdomTree Digital Trust Company, LLC, in select U.S. jurisdictions and may be limited where prohibited by law. WisdomTree Digital Trust Company, LLC is chartered as a limited purpose trust company by the New York State Department of Financial Services to engage in virtual currency business. Visit https://www.wisdomtreeprime.com, the WisdomTree Prime mobile app or https://www.wisdomtreeconnect.com for more information.

WisdomTree currently has approximately $113.6 billion in assets under management globally.

For more information about WisdomTree, WisdomTree Connect and WisdomTree Prime, visit: https://www.wisdomtree.com.

Please visit us on X at @WisdomTreeNews.

WisdomTree® is the marketing name for WisdomTree, Inc. and its subsidiaries worldwide.

PRODUCTS AND SERVICES AVAILABLE VIA WISDOMTREE PRIME:

NOT FDIC INSURED | NO BANK GUARANTEE | NOT A BANK DEPOSIT | MAY LOSE VALUE | NOT SIPC PROTECTED | NOT INSURED BY ANY GOVERNMENT AGENCY

The products and services available through the WisdomTree Prime app and WisdomTree Connect are not endorsed, indemnified or guaranteed by any regulatory agency.

Media Relations
WisdomTree, Inc.

Natasha Ramsammy
+1.917.267.3798
nramsammy@wisdomtree.com / wisdomtree@fullyvested.com

Investor Relations
WisdomTree, Inc.
Jeremy Campbell
+1.917.267.3859
Jeremy.Campbell@wisdomtree.com

Category: Business Update